UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2018

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 28, 2018, Bruce Brda, Executive Vice President, Products and Solutions, announced his retirement from Motorola Solutions, Inc. (the “Company”), effective as of March 31, 2019. Effective immediately, his responsibilities with respect to products and solutions will be assumed by other members of the Company’s management executive committee.

(e)

On August 28, 2018, the Company expanded the role of John P. (Jack) Molloy who will now serve as Executive Vice President, Products & Sales. In connection with the role, Mr. Molloy’s salary increased to $680,000.

Item 8.01.	Other Events

The Company appointed Kelly S. Mark as Executive Vice President, Services & Software, appointed Rajan S. Naik as Senior Vice President, Chief Strategy & Innovation Officer, and expanded the role of Cynthia M. Yazdi to include Regional Marketing worldwide and who will now serve as Senior Vice President, Chief of Staff to the Chairman and CEO, Marketing and Communications.

The Company’s management executive committee is now comprised of:

Gregory Q. Brown, Chairman and CEO

Gino A. Bonanotte, Executive Vice President and Chief Financial Officer

Mark S. Hacker, Executive Vice President, General Counsel & Chief Administrative Officer

Kelly S. Mark, Executive Vice President, Services & Software

John P. Molloy, Executive Vice President, Products & Sales

Rajan S. Naik, Senior Vice President, Chief Strategy & Innovation Officer

Cynthia M. Yazdi, Senior Vice President, Chief of Staff to Chairman and CEO, Marketing and Communications

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: August 28, 2018	By:	/s/ Mark S. Hacker
		Name:	Mark S. Hacker
		Title:	Executive Vice President, General Counsel and Chief Administrative Officer